UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2022

STRYKER CORPORATION

(Exact name of registrant as specified in its charter)

Michigan	001-13149	38-1239739
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2825 Airview Boulevard Kalamazoo, Michigan	49002
(Address of principal executive offices)	(Zip Code)

(269) 385-2600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.10 Par Value	SYK	New York Stock Exchange
1.125% Notes due 2023	SYK23	New York Stock Exchange
0.250% Notes due 2024	SYK24A	New York Stock Exchange
2.125% Notes due 2027	SYK27	New York Stock Exchange
0.750% Notes due 2029	SYK29	New York Stock Exchange
2.625% Notes due 2030	SYK30	New York Stock Exchange
1.000% Notes due 2031	SYK31	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On February 23, 2022, Stryker Corporation, a Michigan corporation (“Stryker”), and Voice Merger Sub Corp., a Delaware corporation (“Merger Sub”) and a direct or indirect wholly owned subsidiary of Stryker, completed the acquisition of Vocera Communications, Inc., a Delaware corporation (“Vocera”), pursuant to the terms of the previously announced Agreement and Plan of Merger, dated as of January 6, 2022 (the “Merger Agreement”), among Stryker, Merger Sub and Vocera. At the closing, Merger Sub merged with and into Vocera pursuant to Section 251(h) of the General Corporation Law of the State of Delaware (the “Merger”), with Vocera continuing as the surviving corporation. The total aggregate consideration paid by Merger Sub in the transaction was approximately $3.1 billion (including repayment of the outstanding convertible notes).

The foregoing description of the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which Stryker filed as Exhibit 2.1 to its Current Report on Form 8-K dated January 11, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRYKER CORPORATION
(Registrant)

Date: February 23, 2022	By:	/s/ Glenn S. Boehnlein
	Name:	Glenn S. Boehnlein
	Title:	Vice President, Chief Financial Officer